Exhibit 21

SUBSIDIARIES
OF
TELEDYNE TECHNOLOGIES INCORPORATED

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Alia Corporation Inc.**	Ontario, Canada
CDL do Brasil Equipamentos e Serviços Submarinos Sociedade Empresária Ltda.	Brazil
DALSA Digital Cinema, Inc.	Ontario, Canada
DIMAC sprl*/**	Belgium
Ensambles de Precision S.A. de C.V.	Mexico
Intelek Limited	United Kingdom
Intelek, Inc.	Delaware
Intelek Pension Trustees Limited	United Kingdom
Intelek Properties Limited	United Kingdom
LeCroy (Beijing) Trading Co., Ltd.	China
LeCroy Lightspeed Corporation***	Delaware
Lidar Aviation Services, Inc.**	Ontario, Canada
Maple Imaging, LLC	Delaware
Ocean Design Ltda.	Brazil	Teledyne ODI Brasil Teledyne Óleo & Gás
Optech Incorporated**	Ontario, Canada
Optech, Inc.**	Delaware
Reynolds Industries Limited	United Kingdom
Rhombi Canada LP	Ontario, Canada
Rhombi Holdings Limited	United Kingdom
Teledyne A-G Geophysical Products, Inc.	Texas
Teledyne Australia Pty Ltd	Australia	Teledyne Defence Australia
Teledyne BlueView, Inc.	Washington
Teledyne Bowtech Limited	United Kingdom
Teledyne Brown Engineering, Inc.	Delaware
Teledyne Bogatin Enterprises, LLC	Kansas
Teledyne Bolt, Inc.	Connecticut
Teledyne Catalyst Enterprises, Inc.	California
Teledyne Computer Access Technology Corporation	Delaware
Teledyne CDL Limited	United Kingdom
Teledyne CDL, Inc.	Texas
Teledyne C.M.L. Group Limited	United Kingdom
Teledyne DALSA, Inc.	Ontario, Canada
Teledyne DALSA B.V.	Netherlands
Teledyne DALSA Asia-Pacific Ltd.	Ontario, Canada
Teledyne DALSA GmbH	Germany
Teledyne DALSA Industrial Products, Inc.	Delaware
Teledyne DALSA K.K.	Japan
Teledyne DALSA Semiconductor Inc.	Ontario, Canada
Teledyne DALSA (Shanghai) Trading Co., Ltd.	China
Teledyne Defence Limited	United Kingdom

Teledyne Denmark A/S	Denmark
Teledyne Energy Systems, Inc.	Delaware
Teledyne France	France	Teledyne RD Instruments Europe
Teledyne Gavia ehf.	Iceland
Teledyne Germany GmbH	Germany
Teledyne Impulse- PDM Ltd.	United Kingdom
Teledyne Impulse- PDM Holdings Ltd	United Kingdom
Teledyne Instruments, Inc.	Delaware
Teledyne Advanced Pollution Instrumentation
Teledyne Analytical Instruments
Teledyne Benthos
Teledyne Cable Solutions
Teledyne CETAC Technologies
Teledyne D.G. O’Brien
Teledyne Geophysical Instruments
Teledyne Hastings Instruments
Teledyne Impulse
Teledyne Isco
Teledyne Laboratory and Field Instruments
Teledyne Monitor Labs
Teledyne Leeman Labs
Teledyne ODI
Teledyne Oil & Gas
Teledyne Process and Air Quality Instruments
Teledyne Taptone
Teledyne Tekmar
Teledyne TSS
Teledyne Webb Research

Teledyne Instruments Malaysia Sdn. Bhd.	Malaysia
Teledyne Labtech Limited	United Kingdom
Teledyne LeCroy AB	Sweden
Teledyne LeCroy Delaware, LLC***	Delaware
Teledyne LeCroy GmbH	Germany
Teledyne LeCroy, Inc.	Delaware	Teledyne Test Services Teledyne LeCroy Protocol Solutions Group
Teledyne LeCroy India Trading Private Ltd.	India
Teledyne LeCroy Japan Corporation	Japan
Teledyne LeCroy Korea, Ltd.	South Korea
Teledyne LeCroy Limited*	United Kingdom
Teledyne LeCroy SA	Switzerland
Teledyne LeCroy S.A.R.L.	France
Teledyne LeCroy Singapore Pte. Ltd.	Singapore
Teledyne LeCroy S.R.L.	Italy

Teledyne Limited	United Kingdom	Teledyne CML Composites Teledyne Controls (UK) Teledyne Cormon Teledyne Defence Teledyne Geophysical Instruments (UK) Teledyne Impulse- PDM Teledyne Oil & Gas Teledyne Relays (UK) Teledyne Reynolds (UK)
Teledyne Netherlands B.V.	Netherlands
Teledyne Paradise Datacom Limited	United Kingdom
Teledyne Paradise Datacom, LLC	Pennsylvania
Teledyne Rad-icon Imaging Corp.	California
Teledyne RD Instruments, Inc.	Delaware	Teledyne Oceanscience Teledyne Odom Hydrographic
Teledyne RD Technologies (Shanghai) Co., Ltd.	China
Teledyne Real Time Systems, Inc.	Connecticut
Teledyne RESON A/S	Denmark
Teledyne RESON B.V.	Netherlands
Teledyne RESON Holding B.V.	Netherlands
Teledyne RESON GmbH	Germany
Teledyne RESON, Inc.	California
Teledyne RESON Pte. Ltd.	Singapore
Teledyne RESON UK Limited	United Kingdom
Teledyne Reynolds, Inc.	California	Teledyne Coax Switches Teledyne Relays Teledyne Storm Microwave
Teledyne RISI, Inc.	California	Teledyne Electronic Safety Products Teledyne Energetics
Teledyne Scientific & Imaging, LLC	Delaware	Teledyne Imaging Sensors Teledyne Judson Technologies Teledyne Nova Sensors Teledyne Optimum Optical Systems Teledyne Scientific Company
Teledyne SeaBotix, Inc.	Delaware
Teledyne SG Brown Limited	United Kingdom
Teledyne Singapore Private Limited	Singapore
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies International Corp.	Delaware
Teledyne TSS Limited	United Kingdom
Teledyne UK Holdings, LLC	Delaware
Teledyne VariSystems, Inc.	Alberta, Canada
Teledyne Wireless, LLC	Delaware	Teledyne Cougar Teledyne Cougar Components Teledyne KW Microwave Teledyne MEC Teledyne Microwave Teledyne Microwave Solutions
*In liquidation
**Majority Owned

***Inactive